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                                                                       EXHIBIT 5


                         [HAYTHE & CURLEY LETTERHEAD]

                                 May 27, 1999



Talk Visual Corporation
One Canal Park
3rd Floor
Cambridge, Massachusetts  02142

Dear Sirs:

          We have acted as counsel for Talk Visual Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4, as it may be amended (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended, with respect to 35,449,877 shares (the "Shares") of common stock, $.001 par value, of the Company to be issued, or issuable upon the exercise of options to be issued, by the Company in connection with the merger of Legacy Software Acquisition, Inc., a Florida corporation ("Merger Sub") and a wholly owned subsidiary of the Company, with and into Videocall International Corporation, a Florida corporation ("Videocall"), pursuant to the terms of the Agreement and Plan of Merger dated as of September 14, 1998 (the "Merger Agreement"), by and among the Company, Merger Sub and Videocall.

          In connection with the Registration Statement, we have examined such records and documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion. On the basis of such examination, we advise you that in our opinion the Shares have been duly and validly authorized and, when issued in accordance with resolutions duly adopted by the board of directors of the Company and the terms of the Merger Agreement, will be duly and validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                              Very truly yours,


                              /s/ HAYTHE & CURLEY
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Copies of the exhibits filed with this Registration Statement on Form S-4 or incorporated by reference herein do not accompany copies hereof for distribution to stockholders of Talk Visual. Talk Visual will furnish a copy of any such exhibits to any stockholder requesting the same.